FOR IMMEDIATE RELEASE

VAN BUREN, ARKANSAS October 19, 2006

USA Truck, Inc. (NASDAQ: USAK) today announced base revenue of $96.7 million for its third quarter ended September 30, 2006, an increase of 1.2% from $95.5 million for the same quarter of 2005. Net income decreased 19.1% from $4.2 million for the quarter ended September 30, 2005 to $3.4 million for the same quarter of 2006. Diluted earnings per share decreased 25.0% from $0.40 for the quarter ended September 30, 2005 to $0.30 for the same quarter of 2006.

Base revenue increased 4.9% from $279.5 million for the nine months ended September 30, 2005 to $293.1 million for the same period of 2006. Net income decreased 0.6% from $11.3 million for the nine months ended September 30, 2005 to $11.2 million for the same period of 2006. Diluted earnings per share decreased 14.9% from $1.14 for the nine months ended September 30, 2005 to $0.97 for the same period of 2006.

In comparing the financial results of the three months ended September 30, 2006 to the three months ended September 30, 2005, Robert M. Powell, Chairman and CEO of the Company, made the following statements:

Freight demand was noticeably down during what is historically a strong quarter. While demand was steady throughout the second half of the quarter, we did not experience increasingly robust volumes in the mid-August through September timeframe as we typically do.

Evidence of that soft shipping environment is found in our increased empty mile factor, which is traditionally a good barometer of freight availability. The softer demand, along with the operational challenges created by last fall’s U.S. Department of Transportation Hours of Service rule changes, resulted in fewer miles per tractor per week.

We saw mixed results among our operating segments:

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In our Trucking divisions, Regional Freight led the way with 41.9% base revenue growth. Despite the more challenging freight environment, Regional Freight improved in every key statistical category, including empty miles, revenue per mile, tractor count, miles per tractor per week and unmanned tractors. Overall it produced 15.2% more base revenue per tractor per day over the comparable quarter last year, compared to a 1.6% improvement for Dedicated Freight and a 1.8% reduction for General Freight. We intend to continue aggressively growing our Regional Freight division at a faster pace than our other Trucking divisions and working to further improve its operating model. Specifically, we plan to open our third Regional Freight operation in the Southeast U.S. during the first quarter of next year. We currently provide Regional Freight services in two regions, the Midwest and Southwest U.S.

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In our USA Logistics divisions, we completed our strategic exit from the more complex portion of the third party logistics market during the third quarter. That has enabled us to focus our expertise and considerable technology on small to medium third party logistics customer engagements, which we intend to pursue aggressively in the coming years. We will also focus more resources on growing our Freight Brokerage division, which had a revenue increase of 11.5% this quarter. Overall, base revenue from USA Logistics was roughly half of what it was in the comparable quarter of 2005.

Our margin improvement momentum has been slowed by the headwinds of the moderating macro economy in North America, and the resulting lack of revenue volume has put additional pressure on our operating margins. However, with a few exceptions, we are generally pleased with the continued progress in our cost structure and most of the fundamental operating factors in our business.

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We still see room for improvement in our insurance and claims costs, which were adversely impacted this quarter by a spike in the frequency of vehicular accident claims. We continue to work diligently to improve our accident prevention. And, we are pleased to announce that our efforts over the past year have yielded tangible benefits, as our October 1, 2006 insurance policy renewals will positively affect operating margins beginning in the fourth quarter by at least 40 basis points of base revenue.

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We are continuing to experience increased cost pressures associated with recruiting, compensating and retaining qualified driver employees. We have been successful at hiring the necessary numbers of driver employees to grow our fleet, but our driver turnover has crept slightly higher this year. The result has been increased costs to replace departed driver employees, fewer tractor additions than originally forecasted and increased unmanned tractors.

We will continue our efforts to improve both of these cost areas. They are the keys to achieving our long-term goals of 15% annual base revenue growth and an 88% operating ratio.

USA Truck, Inc.

Our balance sheet continues to improve and is the strongest that is has been this decade. Total assets and equity continue to grow and total debt has been reduced. The balance sheet improvement has occurred as we have lowered the average age of our tractor and trailer fleets to near historical lows, which has yielded in the current year-to-date period the lowest maintenance costs per mile in our public history. The strength of the balance sheet and the well-managed condition of our fleet provide us with flexibility as we head into a moderating economic climate and approach the 2007 EPA mandated emission standards.

Our approach to managing USA Truck has not changed just because freight is not as plentiful as it was last year. We remain focused on the long-term, attentive to details, conscious of cost pressures and mindful that our shareholders expect and deserve an adequate return on their investments. We believe that the disparity between the discounted valuation the market has assigned to our stock and the higher valuations given to many of our industry peers is unjustified based on our operating performance and model. Thus, during the fourth quarter, we will explore various strategic initiatives to bolster shareholder returns and to narrow that gap in valuations. Initiatives to be considered include, among other things, recapitalization, refinancing, reorganization, share repurchases, acquisitions, dividends and other corporate transactions.

The following table summarizes the earnings information of USA Truck, Inc. (“Company”) and sets forth the percentage relationship of certain items to base revenue for the three-month periods indicated:

(in thousands, except percentage data (1) and per share amounts)
	Three Months Ended September 30,
	2006		2005
Revenue:
Trucking revenue (2)	$94,558		$90,552
USA Logistics revenue (3)	2,139		4,996
Base revenue	96,697	100.0%	95,548	100.0%
Fuel surcharge revenue (4)	23,105		17,607
Total revenue	119,802		113,155
Operating expenses and costs:
Salaries, wages and employee benefits	38,804	40.1	36,323	38.0
Fuel and fuel taxes (4)	37,449	14.8	32,495	15.6
Depreciation and amortization	11,798	12.2	10,576	11.1
Insurance and claims	7,266	7.5	5,844	6.1
Operations and maintenance	5,489	5.7	5,334	5.5
Purchased transportation	3,447	3.6	6,515	6.8
Operating taxes and licenses	1,588	1.7	1,563	1.6
Communications and utilities	857	0.9	828	0.9
Gain on disposal of property and equipment, net	(71)	(0.1)	(219)	(0.2)
Other	5,695	5.9	5,053	5.3
Total operating expenses	112,322	92.3	104,312	90.7
Operating income	7,480	7.7	8,843	9.3
Other expenses (income):
Interest expense	1,065	1.0	1,202	1.3
Other, net	(30)	--	24	--
Total other expenses, net	1,035	1.0	1,226	1.3
Income before income taxes	6,445	6.7	7,617	8.0
Income tax expense	3,030	3.2	3,396	3.6
Net income	$3,415	3.5%	$4,221	4.4%
Per share information:
Average shares outstanding (Basic)	11,389		10,270
Basic earnings per share	$0.30		$0.41
Average shares outstanding (Diluted)	11,558		10,590
Diluted earnings per share	$0.30		$0.40

USA Truck, Inc.

The following tables include key operating statistics for the three-month periods indicated:

Trucking Operations

	Three Months Ended September 30, 2006
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	59,510	5,886	6,388	71,784
Empty mile factor (6)	10.0%	13.1%	3.6%	9.7%
Base Trucking revenue per loaded mile	$1.46	$1.56	$1.41	$1.46
Average number of tractors (7)	2,041	224	257	2,522
Average miles per tractor per period	29,157	26,278	24,857	28,463
Average miles per tractor per week	2,314	2,086	1,973	2,259
Average miles per trip (8)	951	534	549	841
Average unmanned tractor percentage (9)	4.9%	4.5%	9.4%	5.3%
Base Trucking revenue per truck per week	$3,028	$2,832	$2,682	$2,976

	Three Months Ended September 30, 2005
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	59,201	4,418	7,979	71,598
Empty mile factor (6)	9.1%	13.7%	3.4%	8.7%
Base Trucking revenue per loaded mile	$1.40	$1.48	$1.24	$1.39
Average number of tractors (7)	1,910	179	282	2,371
Average miles per tractor per period	30,995	24,680	28,295	30,197
Average miles per tractor per week	2,421	1,928	2,211	2,359
Average miles per trip (8)	943	520	557	835
Average unmanned tractor percentage (9)	4.1%	7.3%	8.5%	4.9%
Base Trucking revenue per truck per week	$3,084	$2,459	$2,639	$2,985

(1)	Percentages are presented in relationship to base revenue.
(2)

Trucking revenue includes base revenue generated from services using Company-owned or owner-operator tractors. Specifically, it includes base revenue from our General Freight, Regional Freight and Dedicated Freight divisions.

(3)	USA Logistics revenue includes base revenue generated from non-asset based services. Specifically, it includes base revenue from our Freight Brokerage and Third Party Logistics divisions.
(4)	Fuel and fuel taxes as a percentage of base revenue is calculated by subtracting fuel surcharge revenue from fuel and fuel taxes expense and dividing that amount by base revenue.
(5)	Total miles include both loaded and empty miles.
(6)	The empty mile factor is the number of miles traveled for which we are not typically compensated by any customer as a percentage of total miles traveled.
(7)	Average number of tractors includes Company-operated tractors plus owner-operator tractors.
(8)	Average miles per trip is based upon loaded miles divided by the number of Trucking shipments.
(9)	Average unmanned tractor percentage is the weighted average percentage of Company-operated tractors to which a driver is not assigned.

USA Truck, Inc.

The following table summarizes the earnings information of USA Truck, Inc. (“Company”) and sets forth the percentage relationship of certain items to base revenue for the nine-month periods indicated:

(in thousands, except percentage data (1) and per share amounts)
	Nine Months Ended September 30,
	2006		2005
Revenue:
Trucking revenue (2)	$280,782		$265,785
USA Logistics revenue (3)	12,326		13,740
Base revenue	293,108	100.0%	279,525	100.0%
Fuel surcharge revenue (4)	62,843		42,086
Total revenue	355,951		321,611
Operating expenses and costs:
Salaries, wages and employee benefits	114,793	39.2	105,959	37.9
Fuel and fuel taxes (4)	106,752	15.0	86,338	15.8
Depreciation and amortization	34,611	11.8	30,788	11.0
Insurance and claims	19,885	6.8	18,217	6.5
Operations and maintenance	16,296	5.5	15,808	5.7
Purchased transportation	16,234	5.5	19,053	6.8
Operating taxes and licenses	4,901	1.7	4,614	1.7
Communications and utilities	2,523	0.9	2,370	0.8
Gain on disposal of property and equipment, net	(498)	(0.2)	(900)	(0.3)
Other	16,558	5.6	14,515	5.2
Total operating expenses	332,055	91.8	296,762	91.1
Operating income	23,896	8.2	24,849	8.9
Other expenses (income):
Interest expense	3,093	1.1	3,928	1.4
Other, net	(92)	--	23	--
Total other expenses, net	3,001	1.1	3,951	1.4
Income before income taxes	20,895	7.1	20,898	7.5
Income tax expense	9,673	3.3	9,608	3.5
Net income	$11,222	3.8%	$11,290	4.0%
Per share information:
Average shares outstanding (Basic)	11,373		9,603
Basic earnings per share	$0.99		$1.18
Average shares outstanding (Diluted)	11,595		9,899
Diluted earnings per share	$0.97		$1.14

The following tables include key operating statistics for the nine-month periods indicated:

Trucking Operations

	Nine Months Ended September 30, 2006
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	180,670	16,607	19,173	216,451
Empty mile factor (6)	10.1%	13.0%	3.9%	9.7%
Base Trucking revenue per loaded mile	$1.44	$1.54	$1.36	$1.44
Average number of tractors (7)	2,052	212	229	2,493
Average miles per tractor per period	88,046	78,336	83,725	86,823
Average miles per tractor per week	2,317	2,061	2,203	2,285
Average miles per trip (8)	941	544	578	845
Average unmanned tractor percentage (9)	3.9%	6.2%	9.7%	4.6%
Base Trucking revenue per truck per week	$2,994	$2,761	$2,886	$2,964

USA Truck, Inc.

	Nine Months Ended September 30, 2005
	General Freight	Regional Freight	Dedicated Freight	Total Trucking
Total miles (in thousands) (5)	175,434	11,411	25,801	212,646
Empty mile factor (6)	9.2%	13.6%	3.2%	8.7%
Base Trucking revenue per loaded mile	$1.39	$1.47	$1.22	$1.37
Average number of tractors (7)	1,871	166	283	2,320
Average miles per tractor per period	93,765	68,741	91,170	91,658
Average miles per tractor per week	2,467	1,809	2,399	2,412
Average miles per trip (8)	936	515	569	832
Average unmanned tractor percentage (9)	3.1%	9.0%	6.0%	3.9%
Base Trucking revenue per truck per week	$3,105	$2,291	$2,841	$3,015

(1)	Percentages are presented in relationship to base revenue.
(2)

Trucking revenue includes base revenue generated from services using Company-owned or owner-operator tractors. Specifically, it includes base revenue from our General Freight, Regional Freight and Dedicated Freight divisions.

(3)	USA Logistics revenue includes base revenue generated from non-asset based services. Specifically, it includes base revenue from our Freight Brokerage and Third Party Logistics divisions.
(4)	Fuel and fuel taxes as a percentage of base revenue is calculated by subtracting fuel surcharge revenue from fuel and fuel taxes expense and dividing that amount by base revenue.
(5)	Total miles include both loaded and empty miles.
(6)	The empty mile factor is the number of miles traveled for which we are not typically compensated by any customer as a percentage of total miles traveled.
(7)	Average number of tractors includes Company-operated tractors plus owner-operator tractors.
(8)	Average miles per trip is based upon loaded miles divided by the number of Trucking shipments.
(9)	Average unmanned tractor percentage is the weighted average percentage of Company-operated tractors to which a driver is not assigned.
Selected Balance Sheet Data:
	(in thousands, except percentage data)
	September 30,	December 31,
	2006	2005
Total assets	$338,801	$308,079
Total equity	162,183	149,833
Total debt, including current maturities	82,519	89,232
Debt to capitalization ratio	33.7%	37.3%

This press release contains forward-looking statements and information that are based on our current beliefs and expectations and assumptions we have made based upon information currently available. Forward-looking statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and may be identified by words such as “could,” “should,” “may,” “believe,” “expect,” “intend,” “plan,” “schedule,” “estimate,” “project” and similar expressions. These statements are based on current expectations and are subject to uncertainty and change. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be realized. If one or more of the risks or uncertainties underlying such expectations materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. Among other things, we cannot assure you that we will be able to continue the recent positive trends identified in this press release such as increases in our base revenue, the growth in our Regional Freight Division or the improvements in our safety performance over the past year. Among the key factors that are not within our control and that have a direct bearing on operating results are increases in fuel prices, adverse weather conditions, increased regulatory burdens and the impact of increased rate competition. Our results have also been, and will continue to be, significantly affected by fluctuations in general economic conditions, as our tractor utilization is directly related to business levels of customers in a variety of industries. In addition, shortages of qualified drivers and intense or increased competition for drivers have adversely impacted our operating results and our ability to grow and will continue to do so. Results for any specific period could also be affected by various unforeseen events, such as unusual levels of equipment failure or vehicle accident claims. Additional risks associated with our operations are discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, and our subsequent quarterly reports on Form 10-Q.

USA Truck, Inc.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a medium haul, dry van truckload carrier transporting general commodities throughout the continental United States and into and out of portions of Canada. We transport general commodities into Mexico by allowing through-trailer service on our trailers through our facility in the gateway city of Laredo, Texas. We also provide third party logistics and freight brokerage services for a diverse customer base.

This press release and related information will be available to interested parties at our web site, http://www.usa-truck.com under the “Financial Data” tab of the “Investor Relations” page.

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Contact: CLIFF BECKHAM, Chief Financial Officer - (479) 471-2633